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                                                                   EXHIBIT 10.19


                           SOFTWARE LICENSE AGREEMENT

THIS AGREEMENT (the "Agreement"), is made as of June 3, 1999, (the "Effective Date") by and between JDA SOFTWARE, INC., an Arizona corporation ("JDA") and WEISS & NEUMAN, a Missouri corporation ("Licensee").

                                    RECITALS

1. JDA has either (i) developed and owns certain computer software and related documentation, or (ii) has been granted the right by a third party ("Third Party") to distribute certain computer software and related documentation; and

2. Licensee desires a license from JDA to use such software and documentation and JDA is willing to grant such license upon and subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises and the conditions and mutual covenants contained herein, the parties agree:

                                 I. DEFINITIONS

The term:

1.1 "Documentation" means JDA's user instructions and functional specifications described in Exhibit A, any additions and updates thereto, and any portion of any of the foregoing.

1.2 "Standard Specifications" means the functional specifications described in the Documentation.

1.3 "Standard Software" means the computer software described in Exhibit A whether in source code, object code, or any other form, and any portion of the foregoing.

1.4 "Module" means each portion of the Standard Software; "Server" means a single central processing unit ("CPU") that enables other CPUs electronically-linked to the Server to access the Software; "Site" means a specific, physical location of Licensee's Server as set forth on Exhibit B; "Authorized User" means any individual having electronic access to the Server.

1.5 "Modifications" means additions to the Standard Software which (i) change its utility, efficiency, functional capability, or application but which do not alter its basic features and functionality, and (ii) are developed by JDA and/or with JDA's assistance pursuant to a separate, written Consulting Services Agreement.

1.6 "Licensee Modifications" means additions to the Standard Software which change its utility, efficiency, functional capability, or application but which do not alter its basic features and functionality which are
         (i) developed by or for Licensee without JDA's assistance (provided Licensee is granted the right to use the source code), (ii) are not developed by JDA, and (iii) either operate as a free standing module or set of instructions, or add a new function to the Standard Software.

1.7 "Updates" means all new releases, program temporary fixes, or patches, if any, to the Standard Software provided by JDA, when and if available, to its customers.

1.8 "Software" means the Standard Software, Modifications, Updates, Documentation and any portion of the foregoing.

1.9 "Supported Software" means each portion of the Software for which Licensee receives, and JDA provides support services pursuant to a separate, written Software Support Agreement.



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1.10     "Exhibit" means an exhibit attached hereto and incorporated herein by said reference.

1.11     "Territory" means United States.


1.12     "License Term" means in perpetuity.


                                  II. LICENSE

2.1 GRANT OF LICENSE. Subject to the terms and conditions herein, JDA hereby grants Licensee a nonexclusive, nontransferable license to use the Software in the Territory, solely for Licensee's internal data processing operations.

2.2      Licensee may:


         (a) after written notice to JDA, use the Software temporarily (not longer than forty-five (45) days) on a back-up machine in the event that the Server is inoperable;

         (b) make a single copy of the Software (exclusive of Documentation) for each of the following purposes; (i) archival, (ii) disaster recovery, (iii) testing, and (iv) production;

         (c) modify or merge the Software with other software, with the understanding that any modifications, however extensive, will not diminish JDA's (or Third Party's) title or interest in the Software, so long as Licensee has been granted the right to use the source code and, where required, acquired an additional license from Third Party; and

         (d) make a reasonable number of copies of the Documentation as is necessary to use the Software as contemplated and limited hereunder.


2.3 LICENSE EXCLUSIONS. Except (i) as expressly authorized herein, and (ii) as and to the extent specifically authorized under applicable law, Licensee will not:

         (a) copy, translate, rent, lease, sublicense or otherwise transfer the Software;

         (b) cause or permit reverse compilation or reverse assembly of all or any portion of the Software, provided that upon Licensee's written request, JDA will provide necessary interface information to achieve interoperability of the Software with independently created computer programs to Licensee on payment of JDA's reasonable fee;

         (c) relocate the Software from the Site without providing prior written notice to JDA;

         (d) provide information processing, computer service bureau, computer time sharing (or similar services) to any other party, or pirate the Software with a third-party's data.

2.4 No license, right or interest in any JDA (or Third Party) trademark, trade name, or service mark is granted hereunder. Any rights not explicitly granted herein are expressly reserved by and to JDA.

2.5 Licensee acknowledges that the Software and all related technical information, documents and materials are subject to export controls under the U.S. Export Administration Regulations and the applicable export controls of the Territory. Licensee will (i) comply strictly with all legal requirements established under these controls, (ii) cooperate fully with JDA in any official or unofficial audit or inspection that relates to these controls and (iii) not export, re-export, divert or transfer, directly or indirectly, any such item or direct products thereof to Cuba, Iran, Iraq, Libya, North Korea or any country that is embargoed by Executive order, unless Licensee has obtained the prior written authorization of JDA and the U.S. Commerce Department and the applicable regulatory body in the Territory. Upon notice to Licensee, JDA may modify this list to conform to changes in the U.S. Export Administration Regulations and the applicable regulations of the Territory.

2.6  TITLE AND PROTECTION.

     (a) Licensee acknowledges that JDA or Third Party will own all rights in any copy, translation, modification, adaptation or derivation of the Software that Licensee may create, including any improvement or development thereof. If, by operation of law, any person is deemed to possess any rights in such items ("Author"), Licensee will cause the Author to assign such rights to JDA and Third Party. To the extent that such rights are inalienable under applicable law, Licensee will cause the Author to waive and agree not to exercise such rights and, if such waiver and agreement are deemed invalid, to grant JDA, Third Party and their designees the exclusive, perpetual, irrevocable, worldwide and royalty-free right to use, market and modify such items without identifying the Author or seeking the Author's prior consent. Upon JDA's request, Licensee will use its best effort to cause the Author to execute any instrument that is appropriate to give full legal effect to the provisions of this Section.

     (b) Licensee will affix, to each full or partial copy of the Software made by Licensee including, without limitation, Licensee Modifications, all copyright and proprietary information notices as affixed to the original.

     (c) Licensee agrees that Third Party will have the right, as an intended third party beneficiary of this Agreement, to rely upon and directly enforce the terms set forth in this Agreement. Solely to accept the Third Party's rights under this Agreement, JDA accepts the third party beneficiary rights as agent on behalf of Third Party. Licensee acknowledges that Third Party accepts its third party beneficiary rights hereunder.


                         III.  DELIVERY AND ACCEPTANCE

3.1 DELIVERY. JDA will ship the Standard Software and Documentation to Licensee within a reasonable time after the Effective Date. Delivery of the Standard Software and Documentation will be complete upon JDA's shipment of the same, hereafter the "Delivery Date". Where applicable, Licensee will (i) obtain all licenses required to import the Software into the Territory, (ii) clear the Software through local customs promptly upon their arrival at the Territory and (iii) pay all customs duties and other charges assessed on such importations in the Territory.

3.2 ACCEPTANCE. Licensee will be deemed to have received and accepted the Standard Software that has been delivered to Licensee or to which any correction Notice (defined below) has been provided to Licensee by JDA, and the related Documentation, unless (a) with respect to such Standard Software, it materially fails to conform to the applicable Standard Specifications, and with respect to such Documentation, it fails to conform to the description in Exhibit A; (b) Licensee gives written notice of nonacceptance of such Standard Software and/or Documentation to JDA within 15 business days after the Delivery Date or delivery of a Correction Notice; and (c) Licensee's notice of nonacceptance states specifically (i) with respect to such Standard Software the Standard Specifications to which it fails to conform and the manner in which it fails to conform to such Standard Specifications with sufficient specificity to permit JDA to identify the nonconformity, and (ii) with respect to such documentation, the manner in which it fails to conform to the description in Exhibit A. If a Module of Standard Software or the related Documentation has been rejected pursuant to the first sentence of this Section 3.2 then JDA will, promptly after receipt of Licensee's rejection notice, use reasonable efforts to promptly correct or replace the existing, identified nonconformity and will notify Licensee of the completion of such correction or replacement (such notification, a "Correction Notice"). Licensee will cooperate with JDA in its efforts to correct or replace the nonconformity. The correction or replacement of any portion of a Module of Standard Software that fails to conform to the Standard Specifications, or any Documentation that fails to conform to Exhibit A, will be Licensee's exclusive remedy for any such failure.

            IV. WARRANTY, INDEMNIFICATION, DISCLAIMERS, LIMITATIONS

4.1  SOFTWARE WARRANTY.

     (a) JDA warrants that the Standard Software will perform substantially in accordance with the Documentation for a period of six (6) months from the Deliver Date (the "Warranty Period"). JDA further warrants that it has not and will not intentionally insert into the Standard Software any virus, worm, trojan horse, or other disabling code. JDA's sole obligation for breach of this warranty is to repair or replace the defective Standard Software with one (1) copy of conforming Software in a timely manner, provided Licensee (i) notifies JDA of the deficiency within the Warranty Period, and (ii) has installed all Updates provided by JDA to Licensee.

     (b) The warranty set forth in Section 4.1(a) will be null and void upon modification of the Standard Software by any party other than JDA and not approved in writing by JDA, or Licensee's material breach of this Agreement.

4.2  YEAR 2000 WARRANTY.

     (a) LIMITED WARRANTY. JDA warrants that the Supported Software delivered under this Agreement will record, store, process and present calendar dates falling on or after January 1, 2000 in the same manner and with substantially the same functionality as such Supported Software records, stores, processes and presents calendar dates falling on or before December 31, 1999.

     (b) REMEDY. In the event that any Supported Software fails to operate as described in Section 4.2(a) ("Non-Compliance"), Licensee's exclusive remedy, and JDA's exclusive liability, will be to repair the Non-Compliant Supported Software or replace it with one copy of Supported Software substantially conforming to the warranty set forth in Section 4.2(a).

     (c) LIMITATIONS. The warranty provided in Section 4.2(a) will not apply to the extent that the Non-Compliance arises as a result of (i) modification of the Supported Software other than by JDA, (ii) failure to promptly install an Update that would have eliminated the Non-Compliance, (iii) use of the Supported Software with data that is Non-Compliant, and (iv) the combination of the Supported Software with other items not provided by JDA, but only if the Non-Compliance would not have arisen from use of the Supported Software alone.

4.3  INDEMNIFICATION

     (a) JDA will defend and indemnify Licensee against, and hold Licensee harmless from, any and all liability and expenses resulting from any action brought against Licensee to the extent that it is based on a claim that the Software infringes a valid copyright in the Territory, provided that JDA is given prompt notice, information, reasonable assistance, and sole authority to defend or settle the claim. In the defense or settlement of the claim, JDA may in its reasonable judgment and at its option and expense (i) obtain for Licensee the right to continue using the Software, (ii) replace or modify the Software so that it becomes noninfringing while giving equivalent performance, or
          (iii) if the remedies in (i) or (ii) are not commercially feasible, JDA may, as its sole obligation, terminate the license for the infringing Software and upon receipt of the infringing Software, return only the license fees paid by Licensee for such Software, depreciated over a five (5) year straight line depreciation schedule from the Effective Date. Licensee's failure to provide prompt notice, information and assistance will release JDA from its obligations hereunder to the extent JDA is prejudiced thereby.


     (b) JDA will have no liability to indemnify, defend or hold harmless Licensee as set forth in Section 4.3(a) to the extent the alleged infringement is caused by (i) a modification of the Software by anyone other than JDA, (ii) use of the Software other than in accordance with the Documentation



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                  or the terms of this Agreement, (iii) screen formats, report formats, logic, code or other information or data provided by Licensee, (iv) the failure of Licensee to use Updates supplied at no cost by JDA, or (v) the combination of Software with other items not developed by JDA, but only if the infringement claim would not have arisen from use of the Software alone.

         (c) THE FOREGOING PROVISIONS OF THIS SECTION 4.3 CONSTITUTE THE ENTIRE LIABILITY OF JDA AND THE EXCLUSIVE REMEDY OF LICENSEE WITH RESPECT TO ANY CLAIM THAT JDA HAS BREACHED THE WARRANTY MADE IN SECTION 4.3(a) OR THAT THE SOFTWARE INFRINGES UPON A THIRD PARTY'S VALID COPYRIGHT IN THE TERRITORY. LICENSEE FURTHER ACKNOWLEDGES THAT (i) THE PRICES AND OTHER CHARGES CONTEMPLATED UNDER THIS AGREEMENT ARE BASED ON THE LIMITED WARRANTY, DISCLAIMER AND LIMITATION OF LIABILITY SPECIFIED IN SECTIONS 4.1, 4.2 AND 4.3 AND (ii) SUCH CHARGES WOULD BE SUBSTANTIALLY HIGHER IF ANY OF THESE PROVISIONS WERE UNENFORCEABLE.

         (d) Except as provided in Section 4.3(a), Licensee will defend and indemnify JDA against and hold JDA harmless from, any and all liability and expenses resulting from any action brought against JDA to the extent that it is based on a claim asserted by a third party relating to or arising out of Licensee's use or misuse of the Software or any item provided by Licensee as contemplated in Section 4.3(b).

4.4      DISCLAIMERS, LIMITATIONS.

         (a) JDA DOES NOT MAKE ANY, AND EXPRESSLY DISCLAIMS ALL, WARRANTIES, CONDITIONS AND REPRESENTATIONS OTHER THAN THE WARRANTIES, CONDITIONS AND REPRESENTATIONS EXPRESSLY MADE IN THIS AGREEMENT, WHETHER ORAL OR WRITTEN, EXPRESS OR IMPLIED, OR ARISING BY USAGE OF TRADE OR COURSE OF DEALING, INCLUDING, WITHOUT LIMITATION, THE WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, SATISFACTORY QUALITY, TITLE AND NON-INFRINGEMENT. LICENSEE ACKNOWLEDGES THAT USE OF THE SOFTWARE MAY NOT BE UNINTERRUPTED OR ERROR FREE. THE REMEDIES SET FORTH HEREIN WILL BE THE SOLE AND EXCLUSIVE REMEDIES OF LICENSEE.

         (b) The Parties understand that Licensee may use certain third party software or equipment in conjunction with the Software. JDA MAKES NO WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, AS TO THE QUALITY, CAPABILITIES, OPERATIONS, PERFORMANCE OR SUITABILITY OF THE THIRD PARTY SOFTWARE OR EQUIPMENT, INCLUDING THE ABILITY TO INTEGRATE SAME WITH THE SOFTWARE. THE QUALITY, CAPABILITIES, OPERATIONS, PERFORMANCE AND SUITABILITY OF THE THIRD PARTY SOFTWARE OR EQUIPMENT LIE SOLELY WITH LICENSEE AND THE VENDOR OR SUPPLIER OF SUCH THIRD PARTY SOFTWARE OR EQUIPMENT, AS THE CASE MAY BE.

         (c) THE AMOUNTS TO BE PAID TO JDA UNDER THIS AGREEMENT DO NOT INCLUDE ANY ASSUMPTION OF RISK AND JDA WILL NOT, UNDER ANY CIRCUMSTANCES, BE LIABLE FOR (i) ECONOMIC, INCIDENTAL, CONSEQUENTIAL, INDIRECT, SPECIAL, PUNITIVE OR EXEMPLARY DAMAGES OR LOST PROFITS, WHETHER FORESEEABLE OR UNFORESEEABLE, WHETHER CLAIMED UNDER CONTRACT, TORT, BREACH, FAILURE OF WARRANTY OR ANY OTHER LEGAL THEORY OR (ii) LOSS OF OR DAMAGE TO LICENSEE DATA OR PROGRAMMING.

         (d) THE MAXIMUM AGGREGATE LIABILITY OF JDA FOR ALL CLAIMS UNDER THIS AGREEMENT WILL BE ONE HUNDRED PERCENT (100%) OF THE FEE RECEIVED BY




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                  JDA FROM LICENSEE FOR THE LICENSE OF THE SOFTWARE WHICH IS THE
                  SUBJECT OF SUCH LIABILITY.

         (e) THE WARRANTIES MADE IN SECTIONS 4.1(a), 4.2(a) AND 4.3(a) EXTEND ONLY TO LICENSEE AND ITS PERMITTED ASSIGNS.

         (f) ANY ACTION AGAINST JDA PERMITTED UNDER THIS AGREEMENT AND NOT BROUGHT WITHIN TWELVE (12) MONTHS AFTER THE CAUSE OF ACTION ACCRUES WILL BE DEEMED BARRED.

         (g) ANY PRODUCTS (INCLUDING SOFTWARE) PROVIDED BY JDA TO LICENSEE, IN ADDITION TO THE PRODUCTS WHICH JDA HAS SPECIFICALLY AGREED TO PROVIDE IN THIS AGREEMENT, WILL BE PROVIDED SUBJECT TO THE PROVISIONS OF THIS SECTION 4.4, UNLESS OTHERWISE EXPRESSLY AGREED IN WRITING. NOTWITHSTANDING THE FOREGOING, ANY SHELFWARE (DESIGNATED AS SUCH IN WRITING) PROVIDED TO LICENSEE BY JDA, WILL BE PROVIDED AS IS AND WITHOUT ANY WARRANTIES WHATSOEVER INCLUDING, BUT NOT LIMITED TO, THE WARRANTY SET FORTH IN SECTION 4.2; ALL IMPLIED WARRANTIES, CONDITIONS AND REPRESENTATIONS ARE HEREBY AND FOREVER DISCLAIMED FOR SUCH SHELFWARE. FOR PURPOSES OF THIS SECTION 4.4(g), "SHELFWARE" IS DEFINED AS SOFTWARE MODIFICATIONS CREATED BY JDA FOR CUSTOMERS WHICH MAY BE HELPFUL TO OTHER CUSTOMERS DESIRING SIMILAR MODIFICATIONS AND WHICH IS NOT SUBJECT TO RESTRICTIONS ON ITS USE BY JDA.

                        V. BREACH, TERMINATION, SURVIVAL

5.1 BREACH. Upon any failure by either party to perform or comply with any of its obligations under this Agreement, which breach is not cured within thirty (30) days of receipt of written notice, the non-breaching party will have the right, without waiving any right or remedy otherwise available, to cease performance until such failure is remedied.

5.2      TERMINATION.

         (a) Upon the termination of this Agreement, JDA will have the right to take immediate possession of the Software to the extent permitted by applicable law and Licensee will (i) discontinue exercising any rights granted hereunder, (ii) deliver to JDA all Software then in its possession or control, including, without limitation, all copies and duplicates in whatever form, and (iii) certify in writing that all materials required to be delivered to JDA have been delivered to JDA.

         (b) Termination of this Agreement will be without prejudice to any rights of either party against the other and such termination will not relieve either party of any of its obligations to the other existing at the time of termination. Furthermore, nothing in this Section V will be deemed to permit Licensee to terminate any other agreement (including, but not limited to, a Software Support Agreement or Help Desk Agreement) prior to termination of the initial term contained therein, or in any manner contrary to the terms specified therein unless termination of this Agreement is for JDA's material breach.

         (c) Licensee will have a one time right to terminate this Agreement if, and only if, it is unable to consummate the purchase of Bakers Shoes from Edison Brothers. At such time as the Agreement to Purchase Bakers Shoes is concluded, Licensee will give JDA written notice of such consummation. In the event that Licensee's purchase of Bakers Shoes is not consummated, the Licensee will give JDA written notice and comply with all of the conditions set forth in Section 5.1(a) and pay to JDA any and all consulting fees and expenses incurred by Licensee to



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

                  and through the date that it provides JDA with such written notice. Furthermore, JDA will refund to Licensee any and all license fees which have been paid and this Agreement will be deemed terminated without any penalties accruing to either party.

5.3 SURVIVAL. Provisions concerning the parties' rights and obligations which by the content of the provision operate after termination or which are necessary to enforce any right will survive termination of this Agreement. Without limiting the foregoing, all obligations of confidentiality and limitations on liability will survive termination of this Agreement for the duration of JDA's copyright in the Software.

                            VI. PAYMENT AND CHARGES

6.1      FEE. Licensee will pay to JDA a fee (the "Fee") set forth on Exhibit
         C. The Fee will be in consideration of the agreement of JDA to license the Standard Software and Documentation to Licensee and is payable by Licensee in accordance with Exhibit C regardless of whether Licensee refuses full performance by JDA.

6.2 ADDITIONAL SERVICES. If Licensee requests and JDA agrees to provide consulting services including, without limitation, loading or installing the Standard Software, a Business Application Analysis, programming services, training services, and data conversion services, the provisions to said services will be governed by a separate, written Consulting Services Agreement. JDA may subcontract any such services to another, related corporation, where appropriate under the business circumstances and approved by Licensee. For example, a sister corporation of JDA may provide services where its installers or repair and maintenance personnel and their supervisors have specialized knowledge which is essential to JDA's warranty or obligations pursuant to a Consulting Services Agreement.

6.3 ADDITIONAL SOFTWARE. If, at any time after the Effective Date, JDA grants Licensee the right to use additional software, or delivers to Licensee additional software (including but not limited to Modifications or Updates), such software and any related documentation will automatically be incorporated herein and form part of the Software. This provision will operate unless otherwise expressly agreed in writing by JDA and Licensee at the time such additional rights are granted.

6.4 INVOICING AND PAYMENT. All invoices are due and payable in full as set forth on Exhibit C. Any payments due JDA hereunder which are not paid when due will bear interest at the lesser of eighteen percent (18%) per year or the highest rate permitted in the Territory, calculated daily from the invoice date to the date of payment. JDA reserves the right to terminate this Agreement if any payment due hereunder is not received within ninety (90) days of the invoice date.

6.5 TAXES. Licensee will pay all sales and use tax due under this Agreement directly to JDA along with Licensee's first payment of the Fee. JDA will pay amounts collected for sales and use tax to the government on behalf of Licensee. Notwithstanding the foregoing, if either party ("Payor") is required to pay penalties, interest, costs or expenses as a result of the other's ("Delinquent Party") late payments of sales and use tax due, then the Delinquent Party will, upon the request of the Payor (accompanied by reasonable documentation), reimburse Payor in an amount equal to the amount so paid by it and any penalties, interest, costs and expenses paid or incurred by Payor.

6.6 GROSS-UP. If, under the laws of the Territory, Licensee is required to withhold any tax on such payments, then the amount of the payment will be automatically increased to totally offset such tax, so that the amount actually remitted to JDA, net of all taxes, equals the amount invoiced or otherwise due. Licensee will promptly furnish JDA with the official receipt of payment of these taxes to the appropriate taxing authority.

                               VII. MISCELLANEOUS

7.1 GOVERNING LAW, ETC. This Agreement will be governed by the internal laws of the State of Arizona, without reference to its choice of law rules, and may be executed in counterpart copies. The parties hereby exclude application of the United Nations Convention on Contracts for the International Sale of Goods



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     from this Agreement and any transaction between them related thereto. All terms and conditions of this Agreement will be deemed enforceable to the fullest extent permissible under applicable law. If a provision of this Agreement is held invalid under any applicable law, such invalidity will not affect any other provision of this Agreement and such invalid provision will be deemed modified to the extent necessary to make it valid and enforceable or, if such provision cannot be so modified, it will be deemed deleted from this Agreement.

7.2 ARBITRATION. Except, at the option of JDA, with respect to a claim by JDA against Licensee for the nonpayment by Licensee of amounts owing to JDA hereunder or, at the option of either party with respect to the right to apply to a court of competent jurisdiction for equitable relief, any controversy or claim arising out of or related to this Agreement or in connection with a breach of this Agreement ("Claim") will be settled by arbitration in Phoenix, Arizona U.S.A. under the rules of the American Arbitration Association in effect at the time such Claim is submitted to arbitration. The arbitrator(s) selected to arbitrate such Claim will be selected from a panel of persons having experience with and knowledge of the computer software business. Such arbitrator(s) will not, in any event, have any authority to make any ruling, finding or award that does not conform to the terms and conditions of this Agreement. The arbitral award will be final and binding on all parties and may be entered as a judgment and enforceable by any court of competent jurisdiction.

7.3 ATTORNEYS' FEES AND COSTS. The prevailing party in any arbitration or litigation regarding a Claim or a claim for equitable relief, will be entitled as a matter of right and not within the discretion of the arbitrator or judicial officer, to recover its costs and expenses including, without limitation, attorneys' and witness' fees.

7.4 NONWAIVER. The failure of either party to enforce the other party's strict performance of any provision of this Agreement will not constitute a waiver of its right to subsequently enforce such provision or any other provision of this Agreement.

7.5 FORCE MAJEURE. If the performance of either party is delayed or prevented at any time due to circumstances beyond its control, including, without limitation, those resulting from labor disputes, fire, floods, riots, civil disturbances, weather conditions, control exercised by a governmental entity, unavoidable casualties or acts of God or a public enemy, performance will be excused until such condition no longer exists.

7.6 NOTICES. All notices will be in writing and, if originating in the United States, sent by certified mail, overnight mail, responsible courier, or transmitted by facsimile (if confirmed by mail), or, if originating outside the United States, sent by responsible international courier or transmitted by facsimile (if confirmed by mail) to the address below or such other address as either party may indicate by at least ten (10) days prior written notice to the other party.

     If to JDA:      JDA Software, Inc.
                     14400 North 87th Street
                     Scottsdale, Arizona 85260-3649
                     Attention:   James D. Armstrong, Co-Chief Executive Officer
                                  Frederick M. Pakis, Co-Chief Executive Officer
                                  Telephone: 602/404-5500
                                  Facsimile: 602/404-5545

     With a copy to: JDA Software, Inc.
                     General Counsel
                     14400 North 87th Street
                     Scottsdale, Arizona 85260-3649
                     Telephone: 602/404-5500
                     Facsimile: 602/485-3158



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



         If to LICENSEE:         Weiss & Neuman
                                 1209 Washington
                                 St. Louis, Missouri 63103
                                 Attention:  Lawrence L. Spanley, Jr.
                                             Vice President - Finance
                                             Peter Edison, President
                                 Telephone:  (314) 231-5125
                                 Facsimile:  (314) 212-9707

7.7 INTEGRATION, PURCHASE ORDER. This Agreement and the Exhibits constitute the true will of the parties and the entire agreement between them with respect to the Software, the license to use the Software, and the rights and obligations of the parties with respect to the Software and supersede all previous proposals (both oral and written), negotiations, representations, commitments, writing, agreements, and all other communications between the parties. This Agreement may only be altered or modified by written instrument duly executed by both parties. In the event of any conflict between the terms and conditions of this Agreement and the terms and conditions of any purchase order, the terms and conditions of this Agreement will control. The parties specifically agree that, to the extent any terms in Exhibit D conflict with any terms contained in this Agreement, the terms contained in Exhibit D will control.

7.8 COOPERATION. Both parties will reasonably cooperate with the other in connection with each other's performance. Both parties acknowledge that such performance depends in part on such cooperation and that the failure to cooperate may hinder or impede the other's performance hereunder.

7.9 ASSIGNMENT. Licensee will not assign or sublicense, in whole or in part, any of its rights or obligations under this Agreement without the prior written consent of JDA, and any prohibited assignment or sublicense will be null and void.

7.10     NONDISCLOSURE OBLIGATION.

         (a) The terms and conditions (including pricing) of this Agreement, along with any other information clearly marked "confidential" provided under this Agreement are confidential and will not be disclosed, orally or in writing by Licensee to any third party without JDA's prior written consent. JDA represents that the Software contains valuable proprietary information, is confidential, and Licensee will protect the Software with at least the same degree of care and confidentiality, but not less than a reasonable standard of care, which Licensee uses for Licensee information that it does not wish disclosed to the public. Licensee may provide access to and use of the Software only to those third parties that (i) provide services to Licensee concerning Licensee's use of the Software (ii) have a need to use and access the Software for the exercise or performance of the rights and obligations granted or imposed under this Agreement, and (iii) have agreed to substantially similar nondisclosure obligations imposed by Licensee as those contained herein.

         (b) JDA will keep confidential and not disclose any proprietary information of Licensee to which JDA is permitted access or which is disclosed to JDA by Licensee including, without limitation, any confidential proprietary business records, financial information, trade secrets, strategies, methods or practices of Licensee or other information specifically designated by Licensee (collectively "Licensee's Confidential Information"), without Licensee's express written consent, except in connection with providing services to Licensee hereunder or pursuant to a separate written agreement; provided, however, that Licensee's Confidential Information will not include any information which becomes part of or in any manner whatsoever relates to the Software including without limitation, the look, structure or organization of the Software.

         (c) Neither party will have any obligation of confidentiality with regard to information which (i) is or becomes a part of the public domain through no act or omission of such party, (ii) was in such



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


                  party's lawful possession prior to the disclosure thereto and had not been obtained by such party either directly or indirectly from the disclosing party, (iii) is lawfully disclosed to such party by a third party without restriction on disclosure, (iv) is independently developed by such party, or (v) is required to be disclosed by applicable law.

         (d) Both parties agree that if either party breaches any of its obligations of confidentiality, the other party may be irreparably harmed and in addition to all other remedies which such party may have, it may be entitled to relief in equity without the necessity of proof of actual damage.

7.11 CUMULATIVE OBLIGATIONS. Each party's obligations hereunder are in addition to, and not exclusive of, any and all of its other obligations and duties to the other party, whether express, implied, in fact or in law.

7.12 RELATIONSHIP OF PARTIES. The relationship of the parties is that of independent contractors dealing at arms length and, except as expressly provided in this Agreement, nothing in this Agreement will be construed so as to constitute the parties as partners, joint venturers or co-owners or empower either party to act for, bind or otherwise create or assume any obligation on behalf of the other and neither party will hold itself out as entitled to do the same.

7.13 OUTSOURCING. Notwithstanding anything to the contrary contained in this Agreement, Licensee may choose to outsource its data processing to a third party who would act as an agent on Licensee's behalf, upon JDA's written consent to the choice of outsourcing company. Prior to transferring the Software and Documentation to an outsourcing company, or to permitting an outsourcing company access to Software and Documentation, such agent shall agree to be bound by the terms and conditions of this Agreement and Licensee will ensure that use of the standard software is in accordance with the terms of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement, and it will be effective as of the Effective Date.


WEISS & NEUMAN                               JDA SOFTWARE, INC.


Signature /s/ Lawrence L. Spanley, Jr.       Signature /s/ James D. Armstrong
          ----------------------------                 -----------------------


Name Lawrence L. Spanley, Jr.                Name James D. Armstrong
     ---------------------------------            ----------------------------


Title Vice President-Finance                 Title Co-Chief Executive Officer
      --------------------------------             ---------------------------


Date June 3, 1999                            Date
     --------------------------------             ----------------------------




 [Exhibit A describing module of standard software and Exhibit B defining Site, omitted. The Registrant undertakes to furnish supplementally a copy of such omitted exhibits to the Commission upon request.]

                            EXHIBIT C (PAGE 1 OF 2)

I.       FEES

         A. INITIAL FEE. Licensee will pay to JDA an Initial Fee in the amount of three hundred thousand dollars ($300,000.00), plus tax. This Initial Fee is in consideration of JDA's granting Licensee the right to use the MMS Standard Software for information processing at up to three hundred (300) Licensee-owned retail locations.

         B. ADDITIONAL FEE. Licensee will pay to JDA an Additional Fee in the amount of ten thousand dollars ($10,000.00), plus tax, for each group of ten (10) additional retail locations at which Licensee uses the Software for information processing in addition to the initial three hundred (300) retail locations.

         C. GRAPHICAL USER INTERFACE FEE. Licensee will pay to JDA a Graphical User Interface Fee in the amount of five thousand dollars ($5,000.00), plus tax, for each group of ten (10) terminals.

II.      PAYMENT SCHEDULE

         A.       The Initial Fee shall be due and payable as follows:

                  (1) One hundred thousand dollars ($100,000.00) of the Initial Fee, plus tax on the entire Initial Fee, shall be due and payable on the Effective Date;

                  (2) One hundred thirty-five thousand dollars ($135,000.00) of the Initial Fee shall be due and payable on the Delivery Date;

                  (3) Sixty-five thousand dollars ($65,000.00) of the Initial Fee shall be due and payable sixty (60) days after the Delivery Date.

         B. The Additional Fee shall be due and payable upon the opening of any store in addition to the initial three hundred (300) stores. For purposes of determining when such Additional Fee is due, a store shall be deemed open when it begins making sales. In the event that there is any reduction in the number of retail stores for which information processing is being provided, Licensee shall not be entitled to a refund of any portion of the Initial Fee or the Additional Fee.

         C. The Graphical User Interface Fee for Graphical User Interface licenses will be due when Licensee notifies JDA, in writing, that it desires such licenses.

III.     OPTION

         A. JDA hereby grants Licensee the option to license JDA's RetailIDEAS (Merchandising Edition) Software for ten (10) users for one hundred seventy thousand dollars ($170,000.00), plus tax, (two thousand dollars ($2,000.00), plus tax, for each additional user). This will be referred to as the RetailIDEAS Option. The RetailIDEAS Option will expire of its own terms, if not exercised by May 21, 2000.

                            EXHIBIT C (PAGE 2 OF 2)

     B.   JDA hereby grants Licensee the option to license JDA's Arthur
          Planning Software for five (5) users for one hundred six thousand, two hundred fifty dollars ($106,250.00), plus tax, (one thousand five hundred dollars ($1,500.00), plus tax, for each additional retail location). This will be referred to as the Arthur Planning Option. The Arthur Planning Option will expire of its own terms, if not exercised by May 21, 2000.

     C. JDA hereby grants Licensee the option to JDA's Arthur Allocation Software for five (5) users for one hundred nineteen thousand dollars ($119,000.00), plus tax, (one thousand five hundred dollars ($1,500.00), plus tax, for each additional retail location). This will be referred to as the Arthur Allocation Option. The Arthur Planning Option will expire of its own terms, if not exercised by May 21, 2000.

     D. JDA hereby grants Licensee the option to license Graphical User Interface in the amount of Five Thousand Dollars ($5,000.00), plus tax for each group of ten (10) terminals. This will be referred to as the GUI Option and it will remain open for a period of three (3) years from the Effective Date hereof.

IV.  LICENSEE'S FINANCE ARRANGEMENT:

     Licensee has advised JDA that it is investigating potential financing arrangements to finance the purchase of the Software along with other software, hardware, and other goods. JDA agrees to cooperate with Licensee in all reasonable manners to assist Licensee in its endeavor.



                                       12